                                                     UNITED STATES

                                           SECURITIES AND EXCHANGE COMMISSION

                                                 WASHINGTON, D.C. 20549

                                                        FORM 8-K

                                                     CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                             Date of Report: March 26, 2002
                                           (Date of earliest event reported)

                                              THE PHOENIX COMPANIES, INC.
                                 (Exact name of registrant as specified in its charter)

                Delaware                                   1-16517                                06-0493340
     (State or other jurisdiction of              (Commission File Number)             (IRS Employer Identification No.)
             incorporation)

                                   One American Row, Hartford, Connecticut 06102-5056
                                  (Address of principal executive offices) (Zip Code)

                                                      860-403-5000
                                  (Registrant's telephone number, including area code)

Item 5.  Other Information.

         On March 26, 2002, The Phoenix Companies, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Exhibits.

         99       Press release of The Phoenix Companies Inc., dated March 26, 2002, regarding announcement of the appointment of Coleman D. Ross as executive vice president and chief financial officer, effective April 1, 2002.

                                                            SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

                                                     By:      /s/ Carole A. Masters
                                                              Name:    Carole A. Masters
                                                              Title:   Vice President and Counsel

         Date: March 26, 2002
                                                          EXHIBIT INDEX

Exhibit Number                                    Exhibit
99                                                         Press release of The Phoenix Companies Inc., dated March 26,
                                                  2002, regarding announcement of the appointment of Coleman D. Ross as executive vice president and chief financial officer, effective April 1,
                                                  2002.

                                                                                                              Exhibit 99

         [PHOENIX LOGO]

N E W S    R E L E A S E

     For Immediate Release
     Contacts:        Media Relations                                        Investor Relations
                             Jody Beresin                                    Peter Hofmann
                         860-403-5714                                        860-403-7100

                                   The Phoenix Companies Names Chief Financial Officer
     Hartford, CT, March 26, 2002 - - The Phoenix Companies, Inc. (NYSE: PNX) today announced the appointment of
     Coleman D. Ross as executive vice president and chief financial officer (CFO), effective April 1.  Mr. Ross replaces David W. Searfoss, who had been CFO and has become executive vice president, Financial Strategy, consulting on strategic investments and financial issues.

                As chief financial officer, Mr. Ross will be responsible for Corporate Finance, including internal auditing, planning and budgeting, treasury, tax planning and compliance, investment accounting, corporate financial reporting and rating agency relationships. He will report to Dona D. Young, president and chief operating officer.

                Chairman and Chief Executive Officer Robert W. Fiondella said, "The breadth of Coleman's financial experience and expertise, including his close work with major companies before and after their demutualizations, will be invaluable to us in our first full year as a public company. We are delighted that we have the benefit of Coleman's financial leadership as well as Dave Searfoss's continuing counsel."
                                                              - more -
                President and Chief Operating Officer Dona D. Young said, "Coleman is an excellent addition to our management team.  His contributions will be important as we continue to execute our wealth management strategy and build a profitable, growing public company."

                 Mr. Ross said, "I'm excited about joining the Phoenix management team as chief financial officer.  With David Searfoss's ongoing support and the excellent corporate finance team he has assembled, I look forward to helping Phoenix capitalize on its highly-focused wealth management strategy and continue to grow as a pubic company."

                For the last two years, Mr. Ross was executive vice president and chief financial officer of
     Trenwick Group Ltd., a New York Stock Exchange-listed insurer and reinsurer with operations in the United
     States, Bermuda and London.  Prior to joining Trenwick, he was a partner with PricewaterhouseCoopers, where he served insurance clients for 34 years and was chairman and managing partner of the firm's insurance practice.  Earlier in his career at PricewaterhouseCoopers, Mr. Ross served on the Phoenix account.

              Mr. Ross is a certified public accountant, a chartered life underwriter, a chartered financial consultant and a chartered property casualty underwriter.  He is a member of the American Institute of CPAs, where he served on its Insurance Companies and Actuaries committees.  He is also a member of Financial
     Executive International, the Society of Financial Service Professionals, the Society of CPCU and the
     Association for Investment Management and Research.  He is active in community service organizations including the Boy Scouts of America, serving as a board member of its Northeast Region and Connecticut Rivers
     Council as well as president of both the Council and the New England area.  He is also a member of the Board of Visitors of the University of North Carolina at Chapel
     Hill.                                                 - more -

              Mr. Ross is a graduate of the University of North Carolina at Chapel Hill, with a Bachelor of Science degree in business administration.  He is a resident of West Simsbury, Connecticut.

             The Phoenix Companies, Inc. (NYSE: PNX) is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and investment management products and services.  With a history dating back to 1851, The
     Phoenix Companies, Inc., has two principal operating subsidiaries, Phoenix Life Insurance Company and Phoenix
     Investment Partners, Ltd., and offers trust services through another subsidiary, Phoenix National Trust Company.
     Phoenix has corporate offices in Hartford, Conn.  For more information on Phoenix, visit www.phoenixwm.com.

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